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                                                                      EXHIBIT 23




                         Consent of Independent Auditors



We consent to the incorporation by reference in the Post-effective Amendment No. 1 to Form S-8, Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for The Lincoln Electric Company Employee Savings Plan (Form S-8 No. 033-64187) of our report dated June 17, 1999, with respect to the financial statements and schedules of The Lincoln Electric Company Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                                                          /s/ Ernst & Young LLP


Cleveland, Ohio
June 25, 1999